                                                                       EXHIBIT 3

                             ARTICLES OF AMENDMENT
                             ---------------------
                     TO RESTATED ARTICLES OF INCORPORATION
                     -------------------------------------
                                OF JOTAN, INC.
                                --------------


          1. The name of the corporation is Jotan, Inc.

          2. Article IV of the Restated Articles of Incorporation of the Corporation is amended by deleting Section 4.2 therefrom in its entirety and substituting therefor a new Section 4.2 in the form attached as Exhibit A hereto and incorporated herein by reference.

          3. These Articles of Amendment were duly adopted by the Board of Directors of the Corporation, without shareholder action, on February 27, 1997 and shall be effective as of February 28, 1997. Shareholder action was not required for the adoption of these Articles of Amendment.

          IN WITNESS WHEREOF, the undersigned President of Jotan, Inc. has executed these Articles of Amendment this 28th day of February, 1997.


                                       /s/ Shea E. Ralph
                                       ------------------------------------
                                       Shea E. Ralph, Director
                                       President of Jotan, Inc.


ATTEST:



/s/ David Freedman
----------------------------
David Freedman
Secretary of Jotan, Inc.

                                   EXHIBIT A
                                   ---------
                                      TO
                                      --
                             ARTICLES OF AMENDMENT
                             ---------------------
                     OF RESTATED ARTICLES OF INCORPORATION
                     -------------------------------------
                                OF JOTAN, INC.
                                --------------
[Series A Convertible Preferred Stock and Series B Redeemable Preferred Stock]


A.   Series A Convertible Preferred Stock

     1.   Designation and Amount. Pursuant to the authority set forth in Section
          ----------------------
4.1 of these Restated Articles of Incorporation of Jotan, Inc., the Board of Directors of the Corporation established a series of the authorized preferred stock of the Corporation on May 14, 1996, designated as Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), consisting of
                  ------------------------------------
5,000,000 shares, and having the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as set forth herein. Such number of shares may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares
           --------  -------
of Series A Convertible Preferred Stock to a number less than the number of shares of such series then issued and outstanding, plus the number of shares of such series reserved for issuance upon the exercise of outstanding rights, options or warrants or upon the conversion or exchange of outstanding securities issued by the Corporation.

     2.   Dividends on Series A Convertible Preferred Stock.
          -------------------------------------------------

          (a) The record holders of the outstanding Series A Convertible Preferred Stock shall receive on each Series A PIK Dividend Payment Date during the Series A PIK Dividend Payment Period per share dividends in additional fully paid and nonassessable shares of Series A Convertible Preferred Stock legally available therefor (such dividend being herein called "Series A PIK Dividends"). The Series A PIK Dividends shall be paid
             ----------------------
     by delivering to each record holder of Series A Convertible Preferred Stock a number of shares of Series A Convertible Preferred Stock (which number of shares shall be rounded to the nearest one-thousandth of a share) equal to the number of shares of Series A Convertible Preferred Stock held by such holder on the applicable Series A PIK Record Date, multiplied by the Series A Annual Per Share PIK Dividend Amount. Any additional shares of Series A Convertible Preferred Stock issued pursuant to this paragraph shall be governed by this Section 4.2 and shall be subject in all respects, except as to the date of issuance and date from which Series A PIK Dividends accrue and cumulate as set forth in paragraph A.2(b) of this Section 4.2, to the same terms as the shares of Series A Convertible Preferred Stock issued on the Initial Issue Date.

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 1
----------------------------------

          (b) On the Series A PIK Record Date immediately preceding each Series A PIK Dividend Payment Date, the Board of Directors of the Corporation shall be deemed to have declared Series A PIK Dividends on the Series A Convertible Preferred Stock in accordance with paragraph A.2(a) of this
     Section 4.2, payable on the next Series A PIK Dividend Payment Date.
     Series A PIK Dividends on shares of Series A Convertible Preferred Stock shall accrue at a rate per annum equal to eight percent (8.0%) of one share of Series A Convertible Preferred Stock, cumulated annually, and be cumulative from the date of issuance of such shares through the Series A PIK Dividend Payment Period. Series A PIK Dividends shall be payable in arrears during the Series A PIK Dividend Payment Period on each Series A PIK Dividend Payment Date, commencing on the first Series A PIK Dividend Payment Date, and for shares issued as Series A PIK Dividends, commencing on the first Series A PIK Dividend Payment Date occurring after such shares are issued. If any Series A PIK Dividend Payment Date occurs on a day that is not a Business Day, any accrued Series A PIK Dividends otherwise payable on such Series A PIK Dividend Payment Date shall be paid on the next succeeding Business Day. Series A PIK Dividends shall be paid to holders of record of the Series A Convertible Preferred Stock on each Series A PIK Dividend Payment Date as their names shall appear on the share register of the Corporation on the Series A PIK Record Date immediately preceding such Series A PIK Dividend Payment Date. Series A PIK Dividends on Series A PIK Dividends that are in arrears for any past Series A PIK Dividend Periods shall accumulate as if the earlier Series A PIK Dividends had been issued as provided above, and shall be accrued. Unpaid Series A PIK Dividends may be paid at any time to holders of record on the Series A PIK Record Date therefor.

          (c) Each share of Series A Convertible Preferred Stock shall rank junior to each share of Series B Redeemable Preferred Stock (the "Series B
                                                                       --------
     Redeemable Preferred Stock") but prior to each share of Common Stock with
     --------------------------
     respect to the payment of dividends.


     3.   Liquidation Preference.
          ----------------------

          (a) Liquidation Preference.  Each share of Series A Convertible
              ----------------------
     Preferred Stock shall be treated as being pari passu with each share of
                                               ---- -----
     Series B Redeemable Preferred Stock and prior to each share of Common Stock with respect to the distribution of assets or surplus funds upon any Liquidation. In the event of any Liquidation, the assets and funds of the Corporation shall be ratably distributed among the holders of the Series A Convertible Preferred Stock and the Series B Redeemable Preferred Stock based on the total number of shares of such Preferred Stock then held by all such holders. Upon any Liquidation and after both the holders of the Series A Convertible Preferred Stock shall have been paid the full Series A Preferential Amount and the Series B Redeemable Preferred Stock shall have been paid the full Series B Preferential Amount, the entire

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 2
----------------------------------
     remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock.

          (b) Consolidation; Merger.  A consolidation, merger or share exchange
              ---------------------
     of the Corporation shall be treated as a Liquidation in accordance with paragraph B.3(b) of Section 4.2.

          (c) Valuation of Securities.  Any securities to be delivered upon
              -----------------------
     Liquidation shall be valued as follows:

              (i) securities not subject to investment letter or other similar restrictions on free marketability covered by paragraph A.3(c)(ii) of this Section 4.2:

                   (A) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three business days prior to the date of the Notice (as defined in paragraph C.5 of this Section 4.2),

                   (B) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three business days prior to the date of the Notice; and

                   (C) if there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board of Directors in good faith; and

              (ii) the method of valuation of securities subject to investment letter or other restrictions on free marketability other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate of the issuer or other participant in a transaction subject to Rule 145 promulgated under the Securities Exchange Act of 1934, as amended, shall be to make an appropriate discount from the market value determined as provided in clauses (A),
          (B) or (C) of paragraph 3(c)(i) of this Section 4.2, to reflect the adjusted fair market value thereof, as reasonably determined by the Board of Directors in good faith.

          (d) Notice.  Written Notice of any Liquidation shall state the
              ------
     proposed effective date of any such transaction and the date on which Conversion Rights (as defined in paragraph A.5 of this Section 4.2) terminate as to such shares. Such notice shall be given not more thirty
     (30) days prior to the effective date stated therein to the then holders of record of the Preferred Stock.

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 3
----------------------------------

     4.   Voting Right of Series A Convertible Preferred Stock.  Except as
          ----------------------------------------------------
otherwise expressly provided herein or as required by law, the holder of each share of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     5.   Conversion.  The holders of Series A Convertible Preferred Stock shall
          ----------
have conversion rights as follows (the "Conversion Rights"):
                                        -----------------

          (a) Right to Convert.  Each share of Series A Convertible Preferred
              ----------------
     Stock (including those issued pursuant to Series A PIK Dividends) shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (but prior to (i) the date(s) that Conversion Rights terminate as set forth in the Notice issued pursuant to paragraph A.3(d) of this Section 4.2, if any, and (ii) the redemption of such share by the Corporation pursuant to paragraph A.6 of this Section 4.2), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Initial Purchase Price Per Share, plus all declared but unpaid dividends on each such share other than Series A PIK Dividends, by the Series A Conversion Price (as defined below), determined as hereinafter provided, in effect on the date the share is surrendered for conversion. The initial conversion price per share for the Series A Convertible Preferred Stock (the "Series A Conversion Price")
                                                    -------------------------
     shall be $0.78. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

          (b) Automatic Conversion.  Each share of Series A Convertible
              --------------------
     Preferred Stock shall automatically be converted, at the then applicable conversion rate, into shares of Common Stock immediately upon the vote or written consent thereto of the holders of at least a majority of the then-outstanding shares of Series A Convertible Preferred Stock.

          (c) Mechanics of Voluntary Conversion.  Before any holder of Series A
              ---------------------------------
     Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation, or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that it elects to convert the same and shall state therein the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 4
----------------------------------
     and at its expense, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) Adjustments for Combinations or Subdivisions of Common Stock.  In
              ------------------------------------------------------------
     the event that the Corporation at any time or from time to time after the Series A Initial Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, stock dividend, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, in each case without a corresponding adjustment to the Series A Convertible Preferred Stock, then the Series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

          (e) Adjustments to Conversion Price for Diluting Issues.
              ---------------------------------------------------

              (i)  Special Definitions.  For purposes of this paragraph A.5(e)
                   -------------------
          of this Section 4.2, the following definitions apply:

                   (A)  "Options" shall mean rights, options or warrants to
                         -------
              subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, as hereinafter defined.

                   (B)  "Convertible Securities" shall mean any evidences of
                         ----------------------
              indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                   (C)  "Additional Shares of Common Stock" shall mean all
                         ---------------------------------
              shares of Common Stock issued (or, pursuant to paragraph A.5(e)(iii) of this Section 4.2, deemed to have been issued) by the Corporation after the Series A Initial Issue Date, other than shares of Common Stock issued or issuable:

                        (1) upon conversion of shares of Series A Convertible Preferred Stock;

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 5
----------------------------------

                        (2) by way of dividend or other distribution on shares excluded from the definition of Additional Shares of Common Stock by the foregoing clause (1);

                        (3) by way of any other issues consented to by the holders of at least two-thirds (2/3) of the then outstanding shares of the Preferred Stock;

                        (4) upon the issuance of the Series B Redeemable Preferred Stock; or

                        (5) upon the issuance of Capital Stock in respect of any Warrant (as defined in the Preferred Stock and Warrant Purchase Agreement dated as of February 28, 1997, among the Corporation, Rice Partners II, L.P., F - Jotan, L.L.C., F - Southland, L.L.C., FF - Southland, L.P. and the shareholders which are party signatories thereto).

             (ii)  No Adjustment of Conversion Price.  No adjustment in the
                   ---------------------------------
          Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue.

             (iii) Deemed Issue of Additional Shares of Common Stock.  In the
                   -------------------------------------------------
          event the Corporation at any time or from time to time after the Series A Initial Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph A.5(e)(v) of this Section 4.2) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be. In any such case in which Additional Shares of Common Stock are deemed to be issued:

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 6
----------------------------------

                   (A) no further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                   (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment
                                      --------  -------
              of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Convertible Preferred Stock);

                   (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                        (1) in the case of Convertible Securities or Options, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that actually were converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                        (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 7
----------------------------------

                   Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to paragraph A.5(e)(v) of this Section 4.2) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (D) no readjustment pursuant to clauses (B) or (C) above shall have the effect of increasing the Series A Conversion Price to an amount that exceeds the lower of (1) such Series A Conversion Price on the original adjustment date, or (2) such Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                        (E) in the case of any Options that expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                        (F) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

              (iv) Adjustment of Conversion Price Upon Issuance of Additional
                   ----------------------------------------------------------
          Shares of Common Stock.  In the event the Corporation shall issue
          ----------------------
          Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph A.5(e)(iii) of this Section 4.2) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced concurrently with such issue to a price (calculated to the nearest cent) determined by the following formula:


                               N + C
                             ---------
                    CP' = CP * N + AS

          where:

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 8
----------------------------------

               CP'  =    the Series A Conversion Price as so adjusted;

               CP   =    the former Series A Conversion Price;

               N    =    the number of shares of Common Stock outstanding
                         immediately prior to such issuance (or deemed issuance) assuming exercise or conversion of all outstanding securities exercisable for or convertible into Common
                         Stock;

               C    =    the number of shares of Common Stock that the aggregate
                         consideration received or deemed to be received by the Corporation for the total number of additional securities so issued or deemed to be issued would purchase if the purchase price per share were equal to the then existing Conversion Price;

               AS   =    the number of shares of Common Stock so issued or
                         deemed to be issued.

          Notwithstanding the foregoing, the Series A Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

               (v)  Determination of Consideration.  For purposes of this
                    ------------------------------
          paragraph A.5(e) of this Section 4.2, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (A) Cash and Property.  Such consideration shall:
                        -----------------

                        (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation (before commissions or expenses) excluding amounts paid or payable for accrued interest or accrued dividends;

                        (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors; and

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 9
----------------------------------

                        (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board of Directors; and

                    (B) Options and Convertible Securities.  The consideration
                        ----------------------------------
               per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph A.5(e)(iii) of this Section 4.2 relating to Options and Convertible Securities shall be determined by dividing:

                        (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (f)  Other Distributions.  In the event the Corporation shall at any
               -------------------
     time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries, other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Convertible Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation that they would have received had their stock been converted into Common Stock immediately prior to such event.

          (g)  Adjustments.  In case of any reorganization or any
               -----------
     reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another entity or entities or the conveyance of all or substantially all of the assets of

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 10
----------------------------------
     the Corporation, each share of Series A Convertible Preferred Stock (other than shares of Series A Convertible Preferred Stock for which the holder thereof has elected to receive the Series A Preferential Amount pursuant to paragraph A.3 above) shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Convertible Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as reasonably determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series A Convertible Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Convertible Preferred Stock.

          (h)  Certificates as to Adjustments.  Upon the occurrence of each
               ------------------------------
     adjustment or readjustment of the Series A Conversion Price pursuant to this paragraph A.5 of this Section 4.2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of Series A Convertible Preferred Stock.

          (i)  Issue Taxes.  The Corporation shall pay any and all issue and
               -----------
     other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation
                                      --------  -------
     shall not be obligated to pay any transfer, stamp or income taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (j)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
     shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 11
----------------------------------
     outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase the authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation's Articles of Incorporation.

               Before taking any action that would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock, as applicable, issuable upon conversion of the Series A Convertible Preferred Stock or that would cause the effective purchase price for the Series A Convertible Preferred Stock to be less than the par value of the shares of Series A Convertible Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Series A Conversion Price or effective purchase price, as the case may be.

          (k)  Fractional Shares.  No fractional shares shall be issued upon the
               -----------------
     conversion of any share or shares of Series A Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

     6.   Redemption.
          ----------

          (a) After (but only after) the redemption of all Series B Redeemable Preferred Stock (as hereafter provided) or with the prior written consent of two-thirds (2/3) of the holders of the Series B Redeemable Preferred Stock, the Corporation, at its sole option, may redeem all, but not less than all, of the then-outstanding shares of the Series A Convertible Preferred Stock (including those issued as Series A PIK Dividends) upon sixty (60) days' advance written notice to the holders of the Series A Convertible Preferred Stock at a price per share equal to the Series A Preferential Amount, after any time when (a) the Average Price reflects as 25% premium over the initial Series A Conversion Price (as adjusted for any combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock dividends other than Series A PIK Dividends, stock splits and the like) and (b) a credible financial advisor either underwrites the redemption of the Series A Convertible Preferred Stock or opines that such redemption and/or voluntary conversion of the Series A Convertible Preferred Stock prior thereto

Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 12
----------------------------------
     pursuant to paragraph A.5(a) of this Section 4.2 and the sale of all the Common Stock issued upon such conversion in a commercially reasonable manner would not significantly impact the market price of the Common Stock. If the redemption notice has been duly given, each holder of shares of Series A Convertible Preferred Stock to be redeemed shall be entitled to convert, on or prior to the redemption date, such shares of Series A Convertible Preferred Stock into shares of Common Stock in accordance with the terms of these Restated Articles of Incorporation.

          (b) The Company shall mail an appropriate Redemption Notice stating the information to be set forth therein.

B.   Series B Redeemable Preferred Stock

     1.   Designation and Amount.  Pursuant to the authority set forth in
          ----------------------
Section 4.1 of these Restated Articles of Incorporation of Jotan, Inc., the Board of Directors of the Corporation established a series of the authorized preferred stock of the Corporation, designated as Series B Redeemable Preferred Stock ("Series B Redeemable Preferred Stock"), consisting of 5,000,000 shares,
        -----------------------------------
and having the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as set forth herein. Such number of shares may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that no
                                              --------  -------
decrease shall reduce the number of shares of Series B Redeemable Preferred Stock to a number less than the number of shares of such series then issued and outstanding, plus the number of shares of such series reserved for issuance upon the exercise of outstanding rights, options or warrants or upon the conversion or exchange of outstanding securities issued by the Corporation.

     2.   Dividends Series B Redeemable Preferred Stock.
          ---------------------------------------------

          (a) The record holders of the outstanding Series B Redeemable Preferred Stock shall receive be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, on each Series B Dividend Payment Date during each Series B Dividend Payment Period, cumulative cash dividends equal to the applicable Series B Dividend Amount for such period. Past due payments of the applicable Series B Dividend Amount shall bear interest at a rate of 8% per annum or, if less, the highest rate then permitted by applicable law. Notwithstanding the foregoing, the Board of Directors in its discretion may decide to pay the accrued Series B Dividend Amount in the form of Series B PIK Dividends as set forth below.

          (b) If and to the extent that cash dividends are not declared and paid as set forth in paragraph B.2(a) of this Section 4.2:

                (i) The record holders of the outstanding Series B Redeemable Preferred Stock shall receive on each Series B Dividend Payment Date during the


Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 13
----------------------------------

          Series B Dividend Payment Period per share dividends in additional fully paid and nonassessable shares of Series B Redeemable Preferred Stock legally available therefor (such dividend being herein called "Series B PIK Dividends"). The Series B PIK Dividends shall be paid by
           ----------------------
          delivering to each record holder of Series B Redeemable Preferred Stock a number of shares of Series B Redeemable Preferred Stock (which number of shares shall be rounded to the nearest one-thousandth of a share) equal to the number of shares of Series B Redeemable Preferred Stock held by such holder on the applicable Series B Record Date, multiplied by the applicable Series B Dividend Amount. Any additional shares of Series B Redeemable Preferred Stock issued pursuant to this paragraph shall be governed by this Section 4.2 and shall be subject in all respects, except as to the date of issuance and date from which Series B PIK Dividends accrue and cumulate as set forth in paragraph B.2(b) of this Section 4.2, to the same terms as the shares of Series B Redeemable Preferred Stock issued on the Initial Issue Date.

                (ii) On the Series B Record Date immediately preceding each Series B Dividend Payment Date, the Board of Directors of the Corporation shall be deemed to have declared Series B PIK Dividends on the Series B Redeemable Preferred Stock in accordance with paragraph B.2(a) of this Section 4.2, payable on the next Series B Dividend Payment Date. Series B PIK Dividends on shares of Series B Redeemable Preferred Stock shall accrue at the applicable Series B Dividend Amount through the Series B Dividend Payment Period. Series B PIK Dividends shall be payable in arrears during the Series B Dividend Payment Period on each Series B Dividend Payment Date, commencing on the first Series B Dividend Payment Date, and for shares issued as Series B PIK Dividends, commencing on the first Series B Dividend Payment Date occurring after such shares are issued.

          (c) If any Series B Dividend Payment Date occurs on a day that is not a Business Day, any accrued Series B Dividend Amount otherwise payable on such Series B Dividend Payment Date shall be paid on the next succeeding Business Day. The applicable Series B Dividend Amount shall be paid to holders of record of the Series B Redeemable Preferred Stock on each Series B Dividend Payment Date as their names shall appear on the share register of the Corporation on the Series B Record Date immediately preceding such Series B Dividend Payment Date. Series B PIK Dividends on Series B PIK Dividends that are in arrears for any past Series B Dividend Periods shall accumulate as if the earlier Series B PIK Dividends had been issued as provided above, and shall be accrued. Unpaid Series B PIK Dividends may be paid at any time to holders of record on the Series B Record Date therefor.

          (d) If in respect of any past quarterly dividend period or periods full dividends upon the outstanding shares of Series B Redeemable Preferred Stock shall not have been


Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 14
----------------------------------
     paid, the amount of the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or set apart for payment upon any shares of Junior Stock.

          (e) Each share of Series B Redeemable Preferred Stock shall rank prior to each share of Junior Stock, including Series A Convertible Preferred Stock and Common Stock, with respect to the payment of dividends.

     3.   Liquidation Preference.
          ----------------------

          (a)   Liquidation Preference.  Except as provided in paragraph A.3(a)
                ----------------------
     of this Section 4.2, each share of Series B Redeemable Preferred Stock shall rank prior to each share of Junior Stock with respect to the distribution of assets or surplus funds of the Corporation upon any Liquidation. In the event of any Liquidation the holders of the Series B Redeemable Preferred Stock shall be entitled to receive any distribution of the assets or surplus funds of the Corporation as provided in paragraph A.3(a) of this Section 4.2.

          (b)   Consolidation; Merger.  A consolidation, merger or share
                ---------------------
     exchange of the Corporation with or into any other corporation or other business entity in which the shareholders of the Corporation immediately prior to the transaction do not own at least fifty percent (50%) of the outstanding voting power of the surviving corporation or other business entity immediately after such consolidation, merger or share exchange, or a sale by the Corporation of all or substantially all of its assets (other than to a corporation or other business entity in which the shareholders of the Corporation immediately prior to the transaction own at least fifty percent (50%) of the outstanding voting power of the purchasing corporation or other business entity immediately after the sale), shall, upon the receipt of written election by the Holders of at least two thirds (2/3) of the outstanding shares of the Series B Redeemable Preferred Stock, be deemed to be a Liquidation.

          (c)   Valuation of Securities.  Any securities to be delivered upon
                -----------------------
     Liquidation shall be valued as set forth in paragraph A.3(c) of this
     Section 4.2.

          (d)   Notice. Notice of any Liquidation shall be given in accordance
                ------
     with paragraph A.3(d) of this Section 4.2.

          4.    Election of Directors by Holders of Series B Redeemable
                -------------------------------------------------------
Preferred Stock.
---------------

          (a) The holders of the Series B Redeemable Preferred Stock shall have at all times the exclusive right (voting separately as a class) to elect a majority in number of the directors of the Corporation (the
     "Series B Directors"). Such right may be exercised by action of the holders
      ------------------
     of a majority of the issued and outstanding shares of Series B Redeemable Preferred Stock at a duly called meeting of the holders of the Series B Redeemable Preferred Stock or by written consent of at least a majority of the issued and outstanding Series B


Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 15
----------------------------------

     Redeemable Preferred Stock. Upon written notice of exercise of the right to elect Series B Directors pursuant to this paragraph B.4 of this Section 4.2 signed by the holders of a majority of the issued and outstanding Series B Redeemable Preferred Stock, or upon such action taken at a meeting of the holders of the Series B Redeemable Preferred Stock, that action has been taken to elect Series B Directors, the maximum authorized number of members of the Board of Directors shall, to the extent necessary, automatically be increased by the number of directors so elected (but not more than a majority of the resulting number of directors) and the designees so elected shall be deemed elected to fill the vacancies so created by vote of the holders of the Series B Redeemable Preferred Stock.

          (b) The President of the Corporation shall, within twenty (20) days after delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of a majority of the issued and outstanding Series B Redeemable Preferred Stock, call a special meeting of the holders of Series B Redeemable Preferred Stock to be held as promptly as is practicable within ninety (90) days after the delivery of such request for the purpose of electing Series B Directors.

          (c) Each Series B Director shall hold office until the earliest to occur of (i) the time at which no shares of Series B Preferred stock are outstanding, (ii) his or her death, (iii) his or her resignation, (iv) his or her removal, (v) his or her disqualification, (vi) his or her retirement, or (vii) election by the holder of Series B Redeemable Preferred Stock of a duly qualified successor at any annual or special meeting of shareholders. Subject to the limitations of the preceding sentence, Series B Directors shall serve until the next annual meeting of the shareholders of the Corporation, at which time the holders of Series B Redeemable Preferred Stock may elect successors to the Series B Directors.

          (d) If the office of any Series B Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining Series B Director or Directors may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Any Series B Director may be removed by, and shall not be removed otherwise than by, vote of the Series B Redeemable Preferred Stock. Until the exercise by the holder of the Series B Redeemable Preferred Stock of the rights and privileges set forth in this paragraph
     B.4 of Section 4.2, the number of directors shall be such number as may be provided for in the Bylaws, in a resolution of the Board of Directors adopted in accordance with the Bylaws or by any action or agreement under a shareholder or similar agreement.

     5.   Redemptions.
          -----------

          (a)   Optional Redemption.  The Series B Redeemable Preferred Stock
                -------------------
     may be redeemed at the Company's option (subject to the legal availability of funds) at any time


Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 16
----------------------------------
     and from time to time, in whole or in part, but in any event in increments of not less than the lesser of (a) $500,000.00 or (b) the amount necessary to redeem all Series B Redeemable Preferred Stock, at a redemption price per share equal to the following amounts, determined on the date of redemption:


                      Redemption Date                             Price
     -------------------------------------------------  ------------------------

     (i)    On or after the Initial Issue Date and      112.5% of the Series B
            before the first anniversary of the         Preferential Amount
            Initial Issue Date

     (ii)   On or after the first anniversary of the    110.71% of the Series B
            Initial Issue Date and before the second    Preferential Amount
            anniversary of the Initial Issue Date

     (iii)  On or after the second anniversary of the   108.92% of the Series B
            Initial Issue Date and before the third     Preferential Amount
            anniversary of the Initial Issue Date

     (iv)   On or after the third anniversary of the    107.14% of the Series B
            Initial Issue Date and before the fourth    Preferential Amount
            anniversary of the Initial Issue Date

     (v)    On or after the fourth anniversary of the   105.36% of the Series B
            Initial Issue Date and before the fifth     Preferential Amount
            anniversary of the Initial Issue Date

     (vi)   On or after the fifth anniversary of the    100% of the Series B
            Initial Issue Date                          Preferential Amount

          (b)   Mandatory Redemptions.  On the eighth (8th) anniversary of the
                ---------------------
     Initial Issue Date, the Company shall redeem (subject to the legal availability of funds) all shares of the Series B Redeemable Preferred Stock issued and outstanding from time to time; provided, however, that if
                                                     --------  -------
     the Company fails to redeem any such shares at such anniversary, the holders of such shares shall be entitled to all rights and remedies at law or in equity.

          (c)   Continuing Obligations.  In the event any redemption required by
                ----------------------
     this paragraph 5 is not completed for any reason, the obligation of the Company to redeem all or a portion of the Series B Redeemable Preferred Stock will continue until the earliest time as the circumstance preventing such redemption no longer exists, at which time the


Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 17
----------------------------------

     Company will redeem the Series B Redeemable Preferred Stock. The Company will use its best efforts to make funds legally available for such redemptions, including, without limitation, revaluing assets of the Company.

          (d)   Redemption Notice.  The Company shall mail an appropriate
                -----------------
     Redemption Notice stating the information to be set forth therein.

          (e)   Surrender of Stock.  On or before the Redemption Date, each
                ------------------
     holder of Series B Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates (if any) representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B Preferential Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates (or that is entitled to such payment if there is no certificate) as the owner thereof or such person's designee, and each surrendered certificate shall be canceled and retired. In the event fewer than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (f)   Termination of Rights.  If the Redemption Notice is duly given,
                ---------------------
     and if by the Redemption Date the Series B Preferential Amount is either paid or made irrevocably available for payment, then notwithstanding that the certificates evidencing any of the shares of Series B Redeemable Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease, except only the right of the holders to receive the Series B Preferential Amount without interest upon surrender of their certificates therefor.

          (g)   Redemption Pro Rata.  In the event that fewer than all of the
                -------------------
     outstanding shares of Series B Redeemable Preferred Stock are to be redeemed, such shares to be redeemed shall be redeemed pro rata among all holders thereof in accordance with the number of shares of Series B Redeemable Preferred Stock owned.

          (h)   No Reissuance of Series B Redeemable Preferred Stock.  No
                ----------------------------------------------------
     Series B Redeemable Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise will be reissued, and all such shares will be canceled, retired and eliminated from the shares that the Company will be authorized to issue.

          (i)   Priority of Series B Redeemable Preferred Stock.  Each share of
                -----------------------------------------------
     Junior Stock (including the Series A Convertible Preferred Stock and Common Stock) shall rank junior to each share Series B Redeemable Preferred Stock of with respect to the payment of redemptions, purchases or other acquisitions of shares of stock and no monies shall be paid into or set aside or made available for a sinking fund for such redemptions, purchases or other acquisitions until and unless the Series B Preferential Amount has


Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 18
----------------------------------
     been paid in full in connection with the redemption of all issued and outstanding Series B Redeemable Preferred Stock.

C.   Restrictive and General Provisions

     1.   Protective Provisions.  Notwithstanding paragraph B.4 of this
          ---------------------
Section 4.2, except as otherwise required by law, so long as any Preferred Stock remains outstanding (as adjusted, to the extent applicable, for any combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock splits, stock dividends other than Series A PIK Dividends and Series B PIK Dividends, if any, and the like), the Corporation shall not, without the vote or written consent by the holders of at least 2/3 (two-thirds) of the outstanding shares of Preferred Stock (voting as one class):

          (a) take any action that adversely alters or changes the rights, preferences or privileges of the Preferred Stock as set forth in this Amendment;

          (b) increase or decrease the total number of authorized shares of the preferred stock of the Corporation or the total number of such shares of Preferred Stock designated as Series A Convertible Preferred Stock and Series B Redeemable Preferred Stock;

          (c) authorize or make any Restricted Payment except repurchases of stock in accordance with the permissions granted in the Note Purchase Agreement dated as February 28, 1997 among the Company, SHC Acquisition Corp., and other parties named therein (as the same may be amended, modified or supplemented from time to time);

          (d) create or authorize any class or series of Capital Stock ranking prior to or pari passu with the Series B Redeemable Preferred Stock with
                 ---- -----
     respect of the payment of dividends or the distribution of assets upon a Liquidation, or create or authorize any rights, options or warrants exercisable for, or securities convertible into or exchangeable for, shares of any such class or series of Capital Stock;

          (e) except for Permitted Stock (as defined below), authorize the issuance of the Corporation's equity securities at a price per share of less than any of (i) the Series B Initial Purchase Price Per Share, (ii) the Series A Initial Purchase Price Per Share or (iii) the Average Price of such equity securities as of the date of the sale or grant, as determined in good faith by the Board of Directors (taking into consideration the terms of such sale or grant, the amount of securities involved in the transaction, the liquidity of the investment, and such other factors as the Board of Directors deems in good faith to be appropriate); or

          (f) in any manner, whether by amendment hereof or of its Bylaws, merger, reorganization, recapitalization, consolidation, sales of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or


Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 19
----------------------------------
     primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value of the Preferred Stock.

     For purposes of clause (e) above, "Permitted Stock" means Common Stock or
                                        ---------------
options or warrants to acquire Common Stock, constituting, in the aggregate, of 2,000,000 shares or less of such stock as of February 28, 1997, issued or reserved for issuance to present and future key management and directors of the Corporation pursuant to a stock incentive program approved or to be approved by the Board of Directors.

     2.   Common Stock Dividends.  Subject to compliance with paragraph A.2(a)
          ----------------------
and B.2 of this Section 4.2, the holders of the outstanding Common Stock shall be entitled, when and if declared by the Board of Directors of the Corporation, consistent with Florida law, to cash dividends and distributions out of any assets of the Corporation at the time legally available for that purpose. The right to dividends on any class of Common Stock shall not be cumulative.

     3.   Voting of Common Stock Holders.  Except as otherwise required by law
          ------------------------------
or as hereinafter provided, the Common Stock shall have one vote per share.

     4.   No Impairment.  The Corporation will not, by amendment of its Articles
          -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4.2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Convertible Preferred Stock and other rights of the Preferred Stock set forth herein against impairment.

     5.   Communications; Other Notices.  Any notice or communication ("Notice")
          -----------------------------                                 ------
required by the provisions of this Section 4.2 to be given to the holders of shares of the Preferred Stock shall be deemed given upon confirmed transmission by facsimile or telecopy or five (5) days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation. Notwithstanding the foregoing, if a shareholder to whom notice is to be given has an address of record that is outside of the United States, than any notice to such shareholder hereunder shall be deemed given upon confirmed transmission by facsimile or telecopy or seven (7) days after deposit in the United States mail, postage prepaid, and addressed to such holder at its address appearing on the books of the Corporation.

     6.   Notice of Record Date.  In the event of any taking by the Corporation
          ---------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other


Exhibit A to Articles of Amendment of Restated
----------------------------------------------
Articles of Incorporation of Jotan - Page 20
----------------------------------
securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date (including the Series A PIK Record Date or the Series B Record Date) on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

     7.   General Priority.  Except as provided in paragraph A.3 of this Section
          ----------------
4.2, Series B Redeemable Preferred Stock shall rank senior to all other Capital Stock.

D.   DEFINITIONS.

     Unless the context otherwise requires, the terms defined in this paragraph D shall have, for all purposes of this Section 4.2, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Average Price" shall mean the average of the closing prices of the Common
      -------------
Stock over a period of thirty (30) consecutive days on the primary securities exchange or market on which the Common Stock is traded.

     "Business Day" shall mean a day other than a Saturday, a Sunday or any
      ------------
other day on which banking institutions in Florida generally are not open for business.

     "Capital Stock" shall mean any and all shares, interests and participations
      -------------
or other equivalents (however designated) of capital stock of the Corporation, and includes all Common Stock and Preferred Stock.

     "Junior Stock" shall mean Common Stock and any other class or series of
      ------------
capital stock of the Corporation which ranks junior to the Series B Redeemable Preferred Stock with respect to the payment of dividends or the distribution of assets upon a Liquidation.

     "Liquidation" shall mean any liquidation, dissolution or winding up of the
      -----------
affairs of the Corporation (voluntary or involuntary).

     "Preferred Stock" shall mean, collectively, the Series A Convertible
      ---------------
Preferred Stock and the Series B Redeemable Preferred Stock.

     "Redemption Notice" shall mean a notice in writing, to be sent by the
      -----------------
Company not less than seven (7) days nor more than fourteen (14) days prior to the date fixed for any redemption pursuant to paragraph A.6 or B.5(a) of this
Section 4.2, with postage prepaid, return receipt requested, to each holder of shares of record of Series A Convertible Preferred Stock and/or Series B Redeemable Preferred Stock to be redeemed, as the case may be, at such holder's address last shown on the records of the Company. Such notice shall state:


Exhibit A to Articles of Amendment of Restated
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Articles of Incorporation of Jotan - Page 21
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

                 (1) The total number of shares of Series A Convertible Preferred Stock and/or Series B Redeemable Preferred Stock, as the case may be, that the Company intends to redeem;

                 (2) The number of shares of Series A Convertible Preferred Stock and/or Series B Redeemable Preferred Stock, as the case may be, held by the holder thereof that the Company intends to redeem;

                 (3) The Redemption Date of the Series A Convertible Preferred Stock and/or Series B Redeemable Preferred Stock, as the case may be, and the Series A Preferential Amount and Series B Preferential Amount, as the case may be; and

                 (4) The time, place and manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Series A Convertible Preferred Stock and/or Series B Redeemable Preferred Stock to be redeemed, as the case may be.

     "Restricted Payment" means any purchase, redemption, retirement or other
      ------------------
acquisition for value by the Corporation of its Capital Stock, except as expressly permitted in this Amendment.

     "Series A Annual Per Share PIK Dividend Amount" shall mean a fraction of
      ---------------------------------------------
one share of Series A Convertible Preferred Stock equal to eight percent (8.0%) per annum of one share of the Series A Convertible Preferred Stock, prorated for any partial year.

     "Series A Initial Issue Date" shall mean May 16, 1996, which is the date
      ---------------------------
that shares of Series A Convertible Preferred Stock were first issued by the Corporation.

     "Series A Initial Purchase Price Per Share" shall mean $1.58 per share of
      -----------------------------------------
Series A Convertible Preferred Stock.

     "Series A PIK Dividends" shall mean the "paid-in-kind" dividends as set
      ----------------------
forth in paragraph A.2 of this Section 4.2.

     "Series A PIK Dividend Payment Date" shall mean the first day of each
      ----------------------------------
January in each year during the Series A PIK Dividend Payment Period.

     "Series A PIK Dividend Payment Period" shall mean the period from, and
      ------------------------------------
including, the Initial Issue Date to, but not including, the date all the outstanding Series A Convertible Preferred Stock is (a) converted into Common Stock or (b) redeemed and the redemption price is paid in full pursuant to paragraph 6 of this Section 4.2.


Exhibit A to Articles of Amendment of Restated
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Articles of Incorporation of Jotan - Page 22
----------------------------------

     "Series A PIK Dividend Period" shall mean the period from and including,
      ----------------------------
the Initial Issue Date to, but not including, the first Series A PIK Dividend Payment Date and thereafter, each annual period, including any Series A PIK Dividend Payment Date to, but not including, the next Series A PIK Dividend Payment Date.

     "Series A PIK Record Date" shall mean the date that is fifteen (15)
      ------------------------
Business Days prior to any Series A PIK Dividend Payment Date.

     "Series A Preferential Amount" shall mean, with respect to each share of
      ----------------------------
Series A Convertible Preferred Stock outstanding (including shares issued or accrued as Series A PIK Dividends), the amount equal to the Series A Initial Purchase Price Per Share (as adjusted for any combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock splits, stock dividends and the like) plus all declared but unpaid dividends thereon (excluding Series A PIK Dividends), and no more.

     "Series B Dividend Amount" shall mean, (i) with respect to Series B PIK
      ------------------------
Dividends, a fraction of one share of Series B Redeemable Preferred Stock equal to eight percent (8.0%) per annum of one share of the Series B Redeemable Preferred Stock prorated for any partial year, and (ii) with respect to Series B Redeemable Preferred Stock cash dividends, a cash amount equal to eight percent (8.0%) per annum of the Series B Initial Purchase Price Per Share of all issued and outstanding shares of the Series B Redeemable Preferred Stock, in each case computed on the basis of the actual days elapsed in a year 360 days and cumulated quarterly.

     "Series B Dividend Payment Date" shall mean the first day of each January,
      ------------------------------
March, June and September in each year during the Series B Dividend Payment Period, commencing March 1, 1997.

     "Series B Dividend Payment Period" shall mean the period from, and
      --------------------------------
including, the Initial Issue Date of such series to, but not including, the date all the outstanding Series B Redeemable Preferred Stock is redeemed and the redemption price is paid in full pursuant to paragraph B.6 of this Section 4.2.

     "Series B Dividend Period" shall mean the period from and including, the
      ------------------------
Series B Initial Issue Date of such series to, but not including, the first Dividend Payment Date and thereafter, each calendar quarter period, including any Series B Dividend Payment Date to, but not including, the next Series B Dividend Payment Date.

     "Series B Initial Issue Date" shall mean the date that shares of Series B
      ---------------------------
Redeemable Preferred Stock are first issued by the Corporation.

     "Series B Initial Purchase Price Per Share" shall mean $200 per share of
      -----------------------------------------
Series B Redeemable Preferred Stock.


Exhibit A to Articles of Amendment of Restated
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Articles of Incorporation of Jotan - Page 23
----------------------------------

     "Series B PIK Dividends" shall mean the "paid-in-kind" dividends as set
      ----------------------
forth in paragraph B.2 of this Section 4.2.

     "Series B Record Date" shall mean the date that is fifteen (15) Business
      --------------------
Days prior to any Dividend Payment Date.

     "Series B Preferential Amount" shall mean, with respect to each share of
      ----------------------------
Series B Redeemable Preferred Stock outstanding (including shares issued or accrued as PIK Dividends), the amount equal to the Series B Initial Purchase Price Per Share plus all accrued but unpaid dividends thereon (excluding Series B PIK Dividends).


Exhibit A to Articles of Amendment of Restated
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Articles of Incorporation of Jotan - Page 24
----------------------------------